UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

VERU INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2916 N. Miami Avenue, Suite 1000, Miami, Florida 33127

Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 19, 2023, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Blue Water Vaccines Inc. (the “Purchaser”). Pursuant to, and subject to the terms and conditions of, the Purchase Agreement, the Purchaser purchased substantially all of the assets related to the Company’s ENTADFI® business. The transaction closed on April 19, 2023. The purchase price for the transaction was $20.0 million, consisting of $6.0 million paid at closing, an additional $4.0 million the Purchaser is obligated to pay the Company in the Company’s fiscal year 2023 and an additional $10 million the Purchaser is obligated to pay the Company in installments in the Company’s fiscal year 2024, plus up to an additional $80 million based on the Purchaser’s net sales from ENTADFI business after closing (the “Milestone Payments “). The Milestone Payments are payable as follows: (1) $10 million is payable if annual net sales from the ENTADFI business are $100 million or more, (2) $20 million is payable if annual net sales from the ENTADFI business are $200 million or more and (3) $50 million is payable if annual net sales from the ENTADFI business are $500 million or more. No more than one Milestone Payment shall be made for the achievement of each net sales milestone. There can be no assurance that the net sales milestones for payment of any of the Milestone Payments will be reached.

Furthermore, in connection with the transaction, the Purchaser assumed royalty and milestone obligations from the Company under an asset purchase agreement relating to the Company’s acquisition of the tadalafil-finasteride combination, which include a 6% royalty on all sales of tadalafil-finasteride and sales milestone payments of up to $22.5 million.

The Company and the Purchaser made customary representations and warranties, and agreed to certain customary covenants, in the Purchase Agreement. Subject to certain exceptions and limitations, each party has agreed to indemnify the other for breaches of representations, warranties and covenants and for certain other matters.

The description of the Purchase Agreement set forth herein is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

10.1	Asset Purchase Agreement, dated as of April 19, 2023, between Veru Inc. and Blue Water Vaccines Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2023	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and Chief Administrative Officer

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